                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K
                                   --------




                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                               October 10, 2000
                               ----------------
               Date of report (Date of earliest event reported)



                                  ADVO, Inc.
                                  ----------
            (Exact name of registrant as specified in its charter)



          Delaware                      1-11720                 06-0885252
          --------                      -------                 ----------
 (State or other jurisdiction     (Commission file number)     (IRS Employer
of incorporation or organization)                            Identification No.)



        One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
        --------------------------------------------------------------
                   (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (860) 285-6120
                                                    --------------

ITEM 5.   OTHER EVENTS
          ------------

On October 10, 2000, ADVO, Inc. (the "Company") announced that its Board of Directors had increased the Company's stock repurchase program by an additional
0.9 million shares. Including approximately 0.1 million shares remaining from the prior authorization, the Company now has the authority to repurchase a total of 1.0 million shares.

Since September 1997, the Company has purchased approximately 5.5 million shares of its stock financed out of the Company's strong operating cash flows as well as borrowings under its loan agreements. Through additional flexibility included in its loan agreements in December 1999, the Company currently has the ability to repurchase an additional $85 million of stock while remaining within the stock repurchase limits in these agreements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

The following exhibits are filed herewith:

Exhibit No.    Description
----------     -----------

99(a)          Press release, dated October 10, 2000,       Filed herewith.
               issued by the Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ADVO, Inc.
     Date: October 16, 2000
           ----------------

                                            By /s/ JULIE ABRAHAM
                                               ---------------------
                                               Julie Abraham
                                               Senior Vice President of
                                               Finance & Controller

                                 EXHIBIT INDEX
                                 -------------

                                                               Incorporation by
Exhibit No.         Description                                Reference
-----------         -----------                                ---------

99 (a)              Press release dated October 10, 2000,      Filed herewith.
                    issued by the Company.